Exhibit 4

                           CERTIFICATE FOR SHARES OF
                              BENEFICIAL INTEREST
                                 $.O1 PAR VALUE

                          SCUDDER GOVERNMENT MONEY FUND
ACCOUNT NO.                        ALPHA CODE                    SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                      CUSIP

SPECIMEN

is the registered holder of

fully paid and non-assessable shares of beneficial interest $.01 par value of the series designated above under, in accordance with, and subject to all the provisions of, a Declaration of Trust dated April 4, 1980, as amended, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts, to all of which provisions every shareholder agrees by the acceptance of a share certificate.
      This certificate is not valid until countersigned by the Transfer Agent. IN WITNESS WHEREOF, the Trustees under said Declaration of Trust, acting not individually, but as such Trustee, have caused to be affixed to this certificate the facsimile Seal of the Trust and the facsimile signatures of duly authorized officers of the Trust, acting not individually but as such officers.

Dated

/s/ David S. Lee
----------------------------
PRESIDENT


/s/ Edward J. O' [illegible]
----------------------------
TREASURER

[Scudder Seal}

COUNTERSIGNED
                       STATE STREET BANK AND TRUST COMPANY
                                    (BOSTON)
                  BY                                      TRANSFER AGENT

                                                  AUTHORIZED SIGNATURE

EXPLANATION OF ABBREVIATIONS

      The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation             Equivalent
------------             ----------
JT TEN                   As joint tenants, with right of
                         survivorship and not as tenants in
                         common

Abbreviation             Equivalent
------------             ----------
TEN IN COM               As tenants in common
TEN BY ENT               As tenants by the entireties
UNIF GIFT MIN ACT        Uniform Gifts to Minors Act

Abbre-
viation                  Equivalent
-------                  ----------
ADM                      Administrator(s)
                         Administratrix
AGMT                     Agreement
CUST                     Custodian for
EST                      Estate, Of estate of
EX                       Executor(s), Executrix
FBO                      For the benefit of

Abbre-
viation                  Equivalent
-------                  ----------
FDN                      Foundation
PL                       Public Law
TR                       (As) trustee(s), for, of
UA                       Under agreement
UW                       Under will of, Of will of,
                         Under last will & Testament

================================================================================

                      SCUDDER GOVERNMENT MONEY FUND (SGMF)

      The registered holder of this certificate is entitled to all the rights, interests and privileges of a shareholder as provided by said Declaration of Trust, as amended, which is incorporated by reference herein. In particular the shares represented by this certificate are transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon surrender of the certificate therefor properly endorsed or accompanied by a duly executed instrument or instruments of transfer.

      The name Scudder Government Money Fund is the designation of the Trustees for the time being under a Declaration of Trust dated April 4, 1980, as amended and all persons dealing with Scudder Government Money Fund must look solely to the Trust property for the enforcement of any claims against Scudder Government Money Fund as neither the Trustees, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of Scudder Government Money Fund.

                                 TRANSFER FORM

         FOR VALUE RECEIVED ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

|___________|___________________________________________________________________
                         Please print or typewrite name and address
                           including postal zip code of assignee

_________________________________ shares of the beneficial interest of the designated series in SGMF represented by this Certificate and _____________________________________ shares held in non-certificated form in account no._____________________________________________ and do hereby irrevocably constitute and appoint
______________________________________________________________________ Attorney,
to transfer the said shares on the books of the said Trust with full power of substitution in the premises.


                                        --------------------------------------


SIGNATURE                              Signature(s) ---------------------------
GUARANTEED BY                          (The signature to this assignment must
                                       correspond with the name as written upon
                                       the face of this Certificate in every
-------------------------------------- particular, without alteration or
(Signature must be guaranteed by a     enlargement or any change whatsoever. If
commercial bank or trust company, a    more than one owner, all must sign.)
savings bank in Massachusetts or in
New York, or member firm of the New
York Stock Exchange. A notary public
or a savings and loan association is
not an acceptable guarantor.)

                                IMPORTANT NOTICE

      When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

      Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.

================================================================================
                                REDEMPTION FORM

The undersigned hereby tenders to the Trust the within Certificate properly endorsed with any requisite guarantee of signature and supporting papers and requests the redemption of
______________________ shares of beneficial interest of the designated series in SGMF represented by this Certificate (Indicate the number of shares to be redeemed. A new certificate will be issued for any unredeemed balance if so requested.)
and _____________________________________________________________ shares held in non-certificated form in account no. ___________________________________________
in accordance with the terms of the Declaration of Trust of the Trust.


Dated: _________________________        --------------------------------------


SIGNATURE                              Signatures(s) --------------------------
GUARANTEED BY                          (The signature to this request for
                                       redemption must correspond with the name
                                       as written upon the face of this
-------------------------------------- Certificate in every particular, without
(Signature must be guaranteed by a     alteration or enlargement or any change
commercial bank or trust company, a    whatsoever. If more than one owner, all
savings bank in Massachusetts or in    must sign.)
New York, or member firm of the New
York Stock Exchange. A notary public   -----------------------------------------
or a savings and loan association is                   Address
not an acceptable guarantor.)          -----------------------------------------